Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of May, 1997

Principal and Interest Collections
  Beginning Pool Balance                                      (1) $   174,662,383.71

  Beginning Pool Factor [(1)/$ 183,011,151.56]                (2)          0.9543811

  Principal Collected                                         (3) $     3,364,841.32

  Interest Collected                                          (4) $     1,398,138.28

    Less:  Accrued Interest Prior to Cut Off Date             (5)         848,906.38

    Less:  Additional Purchased Accrued Interest             (5a)               0.00

    Plus:  Purchased Accrued Interest -
                   End of Collection Period                   (6)         842,961.39

  Net decrease/(increase) in Purchased
   Accrued Interest [(5)+(5a)-(6)]                            (7) $         5,944.99

    Plus:  "Non-Reimbursable Interest Payment"                (8)          11,108.90

                  Total Interest Received
                   [(4)-(5)-(5a)+(6)+(8)]                     (9) $     1,403,302.19

     Additional Deposits
       (i)   Repurchase Amounts                               (10)              0.00
      (ii)   Liquidation Proceeds                             (11)         11,100.00
     (iii)   Yield Supplement Deposit Amount                  (12)              0.00

     Total Additional Deposits  [(10)+(11)+(12)]              (13) $       11,000.00

     Total Available Funds [(3)+(9)+(13)]                     (14) $    4,779,243.51

     Defaulted Receivable Principal Balance  [(A1)]           (15) $       16,092.35

     Ending Pool Balance [(1)-(3)-(15)]                       (16) $  171,281,450.04

     Ending Pool Factor [(16)/$ 183,011,151.56]               (17)         0.9359072


 Fleetwood Credit Receivables Corp.
   FLEETWOOD CREDIT 1997-A GRANTOR TRUST
   Servicer's Certificate
   For the Month of May, 1997

Distributions:
                                            Class A           Class B            Total
                                          ------------------  ----------------  ----------------
Class Percentage                                       96.5%              3.5%              100%
Pool Factor (Ending Pool Balance)                  0.9820237         0.9820237         0.9820237
Class Coupon                                           6.64%             6.83%

May Beginning Pool Balance [(1)]             $168,549,200.28     $6,113,183.43   $174,662,383.71

May Ending Pool Balance [(16)]               $165,286,599.29     $5,994,850.75   $171,281,450.04

Collected Principal [(3)]                      $3,247,071.87       $117,769.45     $3,364,841.32

Collected Interest [(9)]                       $1,354,186.61        $49,115.58     $1,403,302.19

Other Collected Interest  [(9a)]                       $0.00             $0.00             $0.00

Additional Deposits [(10)+(11)]                   $10,711.50           $388.50        $11,100.00

Servicing Fee [(1.0%/12)x(1)]                   ($140,457.67)       ($5,094.32)    ($145,551.99)

Total Available Funds                           $4,471,512.31       $162,179.21    $4,633,691.52

Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]       $3,262,600.99       $118,332.68    $3,380,933.67

Interest Distributable Amount [(1)x(coupon/12     $932,638.91        $34,794.20      $967,433.11

    Total Payments to Certificateholders        $4,195,239.90       $153,126.88    $4,348,366.78

Reserve Fund payment                                    $0.00             $0.00            $0.00

Amount due Class B but paid to
  Class A (subordination)                               $0.00

Class A Interest Carryover Shortfall                    $0.00

Class A Principal Carryover Shortfall                   $0.00

Class B Interest Carryover Shortfall                                      $0.00

Class B Principal Carryover Shortfall                                     $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller               $276,272.41         $9,052.33      $285,324.74
Memo:
   Principal Difference                            ($4,817.62)         ($174.73)     ($4,992.35)
   Interest Difference                            $281,090.03         $9,227.06      $290,317.09
   Total                                          $276,272.41         $9,052.33      $285,324.74

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of May, 1997

Determination of the Servicer Letter of Credit Amount
   Number of Contracts - End of Month                            (45)            N/A

   Original number of contracts                                  (46)            N/A

   Percent of Original Contracts remaining
        [((45)/(46))x100]                                        (47)            N/A

   Original Servicer Letter of Credit Amount                     (48) $          N/A

   Revised Servicer Letter of Credit Amount
        [Lessor of [(48)x(47) or the Beginning
        Pool Balance (1)]                                        (49) $          N/A

   Prior Month Servicer Letter of Credit Amount
        [Previous Month (49)]                                    (50) $          N/A

   Servicer Letter of Credit Fee                                 (51) $          N/A

Yield Supplement Amount

   Receivables with coupon rates below 7.65%
       Principal Outstanding                                     (52) $          N/A

       Number of receivables                                     (53)            N/A

       Interest on the Receivables at their APR                  (54) $          N/A

       Interest due on the Receivables at the
            Pass-Through Rate                                    (55) $          N/A

       Yield Supplement Amount [(54)-(55)]                       (56) $          N/A

Defaulted Receivables
   Amount of principal and accrued interest due from
         Obligors on Defaulted Receivables
            Principal                                            (A1) $    16,092.35
            Interest                                             (A2)         118.17
            Expense                                              (A3)         133.93
            Total                                                 (A) $    16,344.45

         Less:   Liquidation Proceeds                             (B) $    11,100.00
   Realized Loss  [(A1)+(A2)-(B)]                                 (C) $     5,110.52

   Cumulative Losses  (Including Expenses)                        (D) $    11,935.48
   Cumulative Loss Percentage  [(D)/$183,011,151.56]                           0.01%
          (Less than 1.5% ?)

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of May, 1997

Reconciliation of Reserve Fund

   Beginning Reserve Fund Balance                                (57) $ 3,331,278.77

        Plus:  Excess Amounts from Seller                       (57a)     285,324.74
        Plus:  Investment Earnings                              (57b)      15,268.36
        Less:  Reserve Fund Payments                             (58)           0.00
                       Subtotal Reserve Fund                          $ 3,631,871.87
        Plus:  Beginning Negative Carry Balance                 (58a)           0.00
        Plus:   Negative Carry Investment Earnings              (58b)           0.00
        Less:  Payment from Negative Carry                      (58c)           0.00

        Ending Negative Carry Balance                           (58d)           0.00

   Reserve Fund Prior to Payments to Seller                      (59) $ 3,631,871.87

   Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of:  $3,660,223 or 2.50% of the Ending Pool Balance
        (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
        Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance                  NA

   Required Amount                                              (60) $  4,282,036.25

   Amount of Excess Reserve released  [(59)-(60)]               (61) $          0.00
        (No Release to be made during Pre-funding period)


   Ending Reserve Fund Balance to be invested(including         (62) $  3,631,871.87
        Negative Carry Balance)


   Reserve Fund Balance as a Percent
        of the Ending Pool Balance                              (63)           2.12%

   Interest Income on Reserve Fund for May, 1997
        from First Chicago                                      (64) $     15,268.36

   Interest Income on Negative Carry Balance for May, 1997    (65) $          0.00
           from First Chicago


Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST
Servicer's Certificate
For the Month of May, 1997

Reconciliation of Net Payment to the Trustee
Available Funds                                                        $4,779,243.51
   Servicing Fees                                                      ($145,551.99)
Total Available Funds                                                  $4,633,691.52

Total payments to Class A                                              $4,195,239.90
Total payments to Class B                                                $153,126.88

Reserve Fund:
    Excess from Seller [(57a)]                                           $285,324.74
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $4,633,691.52

Amounts Held by Trustee:
   Less:  Amount released from Reserve Fund
           in excess of $3,660,223 (Net of Reserve Fund payment) [(61)]        $0.00
   Less:  Balance of Prefunded Account payable
            to Certificateholders                                                N/A
       Less:  Amount paid from Negative Carry
                      Balance [(58c)]                                            N/A
       Less:  Amount paid from Pre-Funded
                      Amount Earnings [(72)]                                     N/A
       Total Other Collected Interest                          (9a)              N/A

Total Amount Held by Trustee                                                   $0.00

Net payment to the Trustee                                             $4,633,691.52

Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                                    (70)              N/A
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                        (71)              N/A
    Plus:  Earnings on Pre-Funded Amount                       (72)              N/A
    Less:  Payment of Earnings                                 (73)              N/A

Ending Pre-Funding Amount                                      (74)              N/A

Account Activity
       Number of Accounts - Beginning of Month                                 5,522
            Less:  Account Paid Off / Repurchased                                 86
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                        5,436

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               7
      Aggregate Principal Balance Outstanding                            $270,994.03

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of May, 1997


Delinquent Accounts
   Period of Delinquency                      Units      Amount      Percent of Pool

   30 - 59 days                                 8   $ 317,509.28            0.18%
   60 - 89 days                                 0           0.00            0.00%
   90 days or more                              1      26,431.81            0.02%
       Total                                    9   $ 343,941.09            0.20%(A)

   Repossession Inventory                       7   $ 270,994.03           0.158%(B)

Delinquency Percentage

                                                                        Quarter
                                          APR         MAY        JUN      Total(Avg)
   90 days or more  (000)           $     0.0   $     26.4  $    N/A      $ N/A

   Repossession Inventory (000)     $   172.4   $    271.0  $    N/A      $ N/A

   Total                            $   172.4   $    297.4  $    N/A      $ N/A (A)

   Ending Pool Balance (mils)       $   174.7   $    171.3  $    N/A      $ N/A (B)

   Delinquency Percentage (A)/(B)                                           N/A

Realized Loss Analysis
                                                                          Quarter
                                         APR         MAY          JUN      Total
Realized Losses/(Recoveries)  (X)
         [(A1+(A2)-(B)]  (000)      $     6.7   $     5.1   $    N/A      $ N/A(Sum)

Beginning Pool Balance (mils) (Y)   $   179.7   $   174.7   $    N/A      $ N/A(Avg)

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                   N/A

Realized Losses Since Inception (less than $2,745,168 ?)               $11,794.05

Change in Realized Losses                                               $5,110.52

Proceeds from Insurance and Dealer Repurchases

         Proceeds received during the month from
              physical damage insurance                                   $ 0.00

         Proceeds received during the month from Dealer
          repurchase obligations relating to Defaulted Receivables        $ 0.00